Exhibit 99.1

April 13, 2005

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Scott E. Reed	Bob Denham
Executive Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3088	(910) 914-9073

BB&T’s 1st quarter net income up 20.4%

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today net income for the first quarter of 2005 totaling $395.4 million, or $.71 per diluted share. These results reflect increases of 20.4% and 18.3%, respectively, compared to net income of $328.5 million, or $.60 per diluted share, earned in the first quarter of 2004.

          BB&T’s first quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.60% and 14.70%, respectively, compared to prior year returns of 1.43% and 12.93%, respectively.

          Operating earnings for the first quarter of 2005 totaled $393.8 million, or $.71 per diluted share, excluding $1.6 million in net after-tax merger-related gains. Excluding the effects of merger-related items from both years, operating earnings for the first quarter of 2005 increased 17.7% compared with the first quarter of 2004. Diluted operating earnings per share for the first quarter of 2005 increased 16.4% compared to the first quarter last year.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, and merger-related and nonrecurring items from earnings. Cash basis operating earnings totaled $415.8 million for the first quarter of 2005, an increase of 17.1% compared to the first quarter of 2004. Current quarter cash basis diluted earnings per share increased 17.2% to $.75, compared to $.64 earned during the same period in 2004. Cash basis operating earnings for the first quarter of 2005 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.76% and 27.00%, respectively, compared to prior year returns of 1.62% and 23.93%, respectively.

MORE

          “I am pleased with the overall results for the first quarter,” said Chairman and Chief Executive Officer John A. Allison. “BB&T’s earnings improved significantly compared to last year and are ahead of our 2005 profit plan. The primary drivers of our performance were continued excellent credit quality, disciplined expense control and reasonably strong loan growth. We saw improvement in all key asset quality ratios during the quarter, including our nonperforming asset and net charge-off ratios, which are at their lowest levels in four years. We are experiencing significant seasonality in our noninterest income, particularly insurance commissions and service charges on deposits, and personnel expense compared to the fourth quarter last year. We believe these items will improve in the second quarter, and we are well positioned to meet our financial objectives for 2005.”

BB&T Recognized Nationally for Service and Performance

          For the fifth time in seven years, the U.S. Small Business Administration has named BB&T the top ranked “small business-friendly” financial holding company in the country. The annual rankings recognize the financial institutions from which small businesses have been most successful in obtaining loans. This designation underscores the effectiveness of BB&T’s credit culture and local decision-making process, which enable BB&T to meet the credit needs of small companies.

          During the first quarter, Mergent, Inc., a provider of global financial information, named BB&T to its elite “2005 Dividend Achiever Index” in recognition of BB&T’s exceptional dividend paying history, the longest among banks, and excellent record of annual dividend increases. This prestigious designation was awarded to only 2% of the approximately 15,000 publicly traded firms reviewed by Mergent.

          On April 7, Moody’s Investors Service announced that it had upgraded key ratings of BB&T Corporation and its subsidiary banks. Moody’s cited BB&T’s “good regional banking franchise, which is based on high quality customer service and successful cross sales” as well as BB&T’s “very strong core profitability and sound credit culture” as the primary drivers of its decision.

Asset Quality Strongest in Four Years

          BB&T’s already excellent asset quality continued to improve during the first quarter of 2005. Nonperforming assets, as a percentage of total assets, decreased to .33% at March 31 compared to .36% at Dec. 31, 2004 and .47% at March 31, 2004. Annualized net charge-offs were .28% of average loans and leases for the first quarter of 2005, down from .38% in the fourth quarter last year and .36% in the first quarter of 2004. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were ..17% of average loans and leases compared to .25% in the first quarter of 2004.

MORE

Noninterest Expenses Decline – Reflecting Disciplined Expense Management

          BB&T’s noninterest expenses totaled $730.7 million for the first quarter of 2005, a decrease of $3.7 million compared to the first quarter of 2004. Excluding merger-related items and growth resulting from purchase acquisitions, noninterest expenses declined 5.3% compared to the first quarter of 2004. The cash basis operating efficiency ratio of 50.6% for the first quarter of 2005 was significantly improved compared to the 52.8% achieved in the first quarter of 2004.

Average Loans Grow 8.5%

          Average loans and leases totaled $68.6 billion for the first quarter of 2005, an increase of 8.5% compared to the first quarter of 2004. Excluding the impact of growth resulting from acquisitions, a $1.0 billion mortgage loan securitization completed during the third quarter of 2004, and fluctuations in average loans held for sale, average loan growth was 7.6% compared to the first quarter of 2004. This growth was led by average mortgage loans, which increased 9.5%, average consumer loans, which increased 7.6% and average commercial loans, which grew 6.8%, compared to the first quarter last year.

Noninterest Income Reflects 8.7% Increase

          Total noninterest income was $516.6 million for the first quarter of 2005, an increase of 8.7% compared with the same period in 2004. Higher revenues from mortgage banking and BB&T’s insurance operations, as well as an increase in other nondeposit fees and commissions, were the primary components of this growth.

          Revenues from mortgage banking operations totaled $30.2 million for the first quarter of 2005, an increase of $25.8 million compared to the first quarter last year. The increase was the result of higher revenues from the sale of residential mortgage loans, lower amortization expense related to mortgage servicing rights and a positive fluctuation in the valuation for mortgage servicing rights compared to the prior year’s first quarter. Current quarter revenues include a net recapture of the valuation for mortgage servicing rights, including hedging activities, of $10.9 million compared to a $4.2 million net provision in the first quarter of 2004.

          BB&T’s insurance operations continued to experience growth and are the largest provider of noninterest income. Insurance commissions increased 23.1% to $152.3 million in the current quarter compared with $123.7 million earned during the first quarter of 2004, primarily as a result of acquisitions. However, insurance commissions decreased $15.0 million, or 9.0% compared with the fourth quarter of 2004, reflecting the significant seasonality of BB&T’s insurance operations.

          Other nondeposit fees and commissions totaled $80.4 million for the first quarter of 2005, an increase of $8.7 million, or 12.2%, compared to the first quarter of 2004. This increase was generated primarily by growth in bankcard fees and debit card related services.

MORE

          Service charges on deposit accounts totaled $120.8 million for the first quarter of 2005, a slight decrease compared to the $122.8 million in the same quarter last year. In addition, service charges on deposit accounts reflect a decrease of $12.8 million, or 9.6%, compared to the fourth quarter of 2004, which includes a seasonal decrease. These decreases were primarily attributable to lower fees on transaction based services, personal overdraft items, and commercial accounts due to higher earnings credits.

BB&T Expands Asset Management Business – Partners with Sterling Capital Management

          On Feb. 16, BB&T Corporation announced plans to acquire a 70% ownership interest in Sterling Capital Management LLC (“Sterling”) of Charlotte, N.C. Privately-held Sterling, with more than $8.0 billion in assets under management, provides investment management services to institutional clients and high net worth individuals. This transaction, which was completed on April 1, greatly complements BB&T’s existing asset management products and services, which are provided through BB&T Asset Management.

          At March 31, BB&T had $102 billion in assets and operated more than 1,400 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on April 12 was $39.56 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBandT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s first quarter 2005 earnings conference call at 10:30 a.m. (EDT) today, please visit our Web site at www.BBandT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, April 29.

#

          This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

          This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/05	3/31/04	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,263,654	$1,101,178	$162,476	14.8%
Interest expense	394,309	273,626	120,683	44.1
Net interest income - taxable equivalent	869,345	827,552	41,793	5.1
Less: Taxable equivalent adjustment	20,162	20,729	(567)	(2.7)
Net interest income	849,183	806,823	42,360	5.3
Provision for credit losses	41,045	63,418	(22,373)	(35.3)
Net interest income after provision for credit losses	808,138	743,405	64,733	8.7
Noninterest income (2)	516,621	475,487	41,134	8.7
Noninterest expense (3)	733,263	724,727	8,536	1.2
Operating earnings before income taxes	591,496	494,165	97,331	19.7
Provision for income taxes	197,739	159,521	38,218	24.0
Operating earnings (1)	$393,757	$334,644	$59,113	17.7%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.72	$.61	$.11	18.0%
Diluted earnings	.71	.61	.10	16.4
Weighted average shares - Basic	549,282,008	546,576,484
Diluted	553,654,679	550,547,045
Dividends paid per share	$.35	$.32	$.03	9.4%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.59%	1.46%
Return on average equity	14.64	13.17
Net yield on earning assets (taxable equivalent)	3.95	4.09
Efficiency ratio (taxable equivalent) (4)	52.9	55.0

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(5)
Cash basis operating earnings	$415,829	$354,965	$60,864	17.1%
Diluted earnings per share	.75	.64	.11	17.2
Return on average tangible assets	1.76%	1.62%
Return on average tangible equity	27.00	23.93
Efficiency ratio (taxable equivalent) (4)	50.6	52.8

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	3/31/05	3/31/04	$	%

INCOME STATEMENTS
Interest income	$1,243,492	$1,080,449	$163,043	15.1%
Interest expense	394,309	273,626	120,683	44.1
Net interest income	849,183	806,823	42,360	5.3
Provision for credit losses	41,045	63,418	(22,373)	(35.3)
Net interest income after provision for credit losses	808,138	743,405	64,733	8.7
Noninterest income	516,621	475,487	41,134	8.7
Noninterest expense	730,706	734,377	(3,671)	(.5)
Income before income taxes	594,053	484,515	109,538	22.6
Provision for income taxes	198,669	156,015	42,654	27.3
Net income	$395,384	$328,500	$66,884	20.4%

PER SHARE DATA
Basic earnings	$.72	$.60	$.12	20.0%
Diluted earnings	.71	.60	.11	18.3
Weighted average shares - Basic	549,282,008	546,576,484
Diluted	553,654,679	550,547,045

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.60%	1.43%
Return on average equity	14.70	12.93
Efficiency ratio (taxable equivalent) (4)	52.7	55.7

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $(1.6 million) and $6.1 million, net of tax, in the first quarters of 2005 and 2004, respectively. See Reconciliation Tables included herein.
	(2)	Excluding purchase accounting transactions, noninterest income would have increased approximately 1.7% for the quarter compared to the same period in 2004.
	(3)	Excluding purchase accounting transactions, noninterest expense would have decreased approximately 5.3% for the quarter compared to the same period in 2004.
	(4)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(5)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	As of / For the Three Months Ended		Increase (Decrease)

(Dollars in thousands)	3/31/05	3/31/04	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$1,761,610	$1,867,913	$(106,303)	(5.7	) %
Interest-bearing deposits with banks	291,293	250,179	41,114	16.4
Federal funds sold and other earning assets	275,213	260,113	15,100	5.8
Securities available for sale	19,562,488	17,584,687	1,977,801	11.2
Securities held to maturity	--	125	(125)	(100.0)
Trading securities	478,661	364,481	114,180	31.3
Total securities	20,041,149	17,949,293	2,091,856	11.7
Commercial loans and leases	34,984,863	31,743,612	3,241,251	10.2
Direct retail loans	14,158,990	12,447,494	1,711,496	13.7
Sales finance loans	6,274,100	6,190,940	83,160	1.3
Revolving credit loans	1,236,692	1,167,467	69,225	5.9
Mortgage loans	12,733,287	12,821,573	(88,286)	(.7)
Total loans and leases	69,387,932	64,371,086	5,016,846	7.8
Allowance for loan and lease losses	801,573	790,271	11,302	1.4
Total earning assets	90,424,985	82,607,385	7,817,600	9.5
Premises and equipment, net	1,274,167	1,227,251	46,916	3.8
Goodwill	4,163,108	3,837,956	325,152	8.5
Core deposit and other intangibles	507,692	552,527	(44,835)	(8.1)
Other assets	5,114,495	4,755,456	359,039	7.6
Total assets	102,015,086	94,281,503	7,733,583	8.2
Noninterest-bearing deposits	12,646,753	11,500,136	1,146,617	10.0
Savings and interest checking	4,481,740	4,379,735	102,005	2.3
Money rate savings	23,580,611	20,569,144	3,011,467	14.6
CDs and other time deposits	26,127,235	27,675,877	(1,548,642)	(5.6)
Total deposits	66,836,339	64,124,892	2,711,447	4.2
Fed funds purchased, repos and other borrowings	9,152,099	5,748,572	3,403,527	59.2
Long-term debt	11,126,988	10,625,382	501,606	4.7
Total interest-bearing liabilities	74,468,673	68,998,710	5,469,963	7.9
Other liabilities	4,074,376	3,355,829	718,547	21.4
Total liabilities	91,189,802	83,854,675	7,335,127	8.7
Total shareholders' equity	$10,825,284	$10,426,828	$398,456	3.8%

Average balances
Securities, at amortized cost	$19,607,324	$17,188,281	$2,419,043	14.1%
Commercial loans and leases	34,564,993	31,460,865	3,104,128	9.9
Direct retail loans	14,054,806	12,269,198	1,785,608	14.6
Sales finance loans	6,267,566	6,165,341	102,225	1.7
Revolving credit loans	1,252,297	1,168,516	83,781	7.2
Mortgage loans	12,438,476	12,156,224	282,252	2.3
Total loans and leases	68,578,138	63,220,144	5,357,994	8.5
Allowance for loan and lease losses	808,470	786,556	21,914	2.8
Other earning assets	620,364	697,659	(77,295)	(11.1)
Total earning assets	88,805,826	81,106,084	7,699,742	9.5
Total assets	100,478,992	92,112,359	8,366,633	9.1
Noninterest-bearing deposits	12,238,571	10,744,997	1,493,574	13.9
Savings and interest checking	4,809,025	4,575,373	233,652	5.1
Money rate savings	23,193,960	20,230,460	2,963,500	14.6
CDs and other time deposits	27,079,998	25,993,720	1,086,278	4.2
Total deposits	67,321,554	61,544,550	5,777,004	9.4
Fed funds purchased, repos and other borrowings	7,085,742	6,597,199	488,543	7.4
Long-term debt	11,390,424	10,621,546	768,878	7.2
Total interest-bearing liabilities	73,559,149	68,018,298	5,540,851	8.1
Total shareholders' equity	$10,904,662	$10,218,527	$686,135	6.7%

	As of / For the Quarter Ended

(Dollars in thousands)		3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

MISCELLANEOUS INFORMATION

Unrealized appreciation (depreciation) on
securities available for sale, net of tax		$(270,708)	$(87,474)	$(48,057)	$(228,129)	$145,119
Derivatives (notional value)		30,496,627	20,509,499	17,346,172	19,980,873	20,219,582
Fair value of derivatives portfolio		39,680	73,325	116,599	23,345	214,865
Common stock prices:	High	42.24	43.25	40.46	37.91	38.80
	Low	37.68	38.67	36.38	33.02	34.48
	End of period	39.08	42.05	39.69	36.97	35.30
Weighted average shares -	Basic	549,282,008	552,053,611	553,944,042	554,041,770	546,576,484
	Diluted	553,654,679	557,510,572	558,576,819	557,485,680	550,547,045
End of period shares outstanding		548,638,822	550,406,287	552,488,008	555,337,965	548,022,164
End of period banking offices		1,409	1,413	1,416	1,420	1,353
ATMs		1,930	1,930	1,927	1,911	1,848
FTEs		26,526	26,148	26,158	26,761	26,575

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,059,777	$1,016,346	$990,783	$952,389	$919,030
Interest and dividends on securities	199,994	188,030	185,284	185,476	179,639
Interest on short-term investments	3,883	3,569	2,943	2,067	2,509
Total interest income - taxable equivalent	1,263,654	1,207,945	1,179,010	1,139,932	1,101,178
Interest expense
Interest on deposits	241,299	208,404	181,790	172,689	166,777
Interest on fed funds purchased, repos and other borrowings	42,466	28,806	25,948	17,968	17,395
Interest on long-term debt	110,544	104,603	95,544	89,094	89,454
Total interest expense	394,309	341,813	303,282	279,751	273,626
Net interest income - taxable equivalent	869,345	866,132	875,728	860,181	827,552
Less: Taxable equivalent adjustment	20,162	20,091	20,072	20,478	20,729
Net interest income	849,183	846,041	855,656	839,703	806,823
Provision for credit losses	41,045	65,153	57,165	63,533	63,418
Net interest income after provision for
credit losses	808,138	780,888	798,491	776,170	743,405
Noninterest income
Service charges on deposits	120,772	133,590	135,521	131,445	122,763
Mortgage banking income	30,193	26,939	22,061	56,656	4,419
Investment banking and brokerage fees and commissions	68,883	64,733	59,834	63,624	76,598
Trust revenue	30,407	29,113	28,862	31,519	29,985
Insurance commissions	152,290	167,278	163,359	164,712	123,706
Other nondeposit fees and commissions	80,382	84,723	82,774	79,465	71,634
Securities gains (losses), net	7	52	6,590	2	(511)
Other noninterest income	33,687	41,751	33,828	35,353	46,893
Total noninterest income	516,621	548,179	532,829	562,776	475,487
Noninterest expense
Personnel expense	415,116	383,496	404,999	422,987	420,275
Occupancy and equipment expense	105,744	107,480	104,469	103,428	100,147
Foreclosed property expense	5,718	6,876	6,309	7,085	6,002
Amortization of intangibles	28,102	29,342	24,280	28,670	24,056
Other noninterest expense	178,583	185,509	173,410	177,278	174,247
Total noninterest expense	733,263	712,703	713,467	739,448	724,727
Operating earnings before income taxes	591,496	616,364	617,853	599,498	494,165
Provision for income taxes	197,739	200,556	206,933	199,041	159,521
Operating earnings (1)	$393,757	$415,808	$410,920	$400,457	$334,644

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.72	$.75	$.74	$.72	$.61
Diluted earnings	.71	.75	.74	.72	.61
Dividends paid per share	.35	.35	.35	.32	.32
Book value per share	19.73	19.76	19.54	18.95	19.03
Tangible book value per share (2)	11.22	11.33	11.17	10.56	11.01

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.59%	1.68%	1.68%	1.66%	1.46%
Return on average equity	14.64	15.17	15.35	15.18	13.17
Net yield on earning assets (taxable equivalent)	3.95	3.97	4.07	4.02	4.09
Efficiency ratio (taxable equivalent) (3)	52.9	50.1	50.3	52.6	55.0
Noninterest income as a percentage of
total income (taxable equivalent) (3)	36.8	38.6	37.8	38.2	36.7
Equity as a percentage of total assets at
end of period	10.6	10.8	11.0	10.8	11.1
Average earning assets as a percentage of
average total assets	88.4	88.3	88.4	88.2	88.1
Average loans and leases as a percentage of
average deposits	101.9	101.5	102.5	101.3	102.7

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (4)
Cash basis operating earnings	$415,829	$438,242	$430,155	$422,466	$354,965
Diluted earnings per share	.75	.79	.77	.76	.64
Return on average tangible assets	1.76%	1.86%	1.85%	1.83%	1.62%
Return on average tangible equity	27.00	27.77	28.50	28.41	23.93
Efficiency ratio (taxable equivalent) (3)	50.6	47.8	48.3	50.3	52.8

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $(1.6 million), $(1.1 million), $(2.0 million), $351 thousand and $6.1 million, net of tax, for the quarters ended March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively. See Reconciliation Tables included herein.
	(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.
	(3)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, gains or losses on mortgage servicing rights-related derivatives, merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Reconciliation Tables included herein.
	(4)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,052,821	$1,009,526	$983,904	$945,561	$912,156
Interest and dividends on securities	186,788	174,759	172,091	171,826	165,784
Interest on short-term investments	3,883	3,569	2,943	2,067	2,509
Total interest income	1,243,492	1,187,854	1,158,938	1,119,454	1,080,449
Interest expense
Interest on deposits	241,299	208,404	181,790	172,689	166,777
Interest on fed funds purchased, repos and other borrowings	42,466	28,806	25,948	17,968	17,395
Interest on long-term debt	110,544	104,603	95,544	89,094	89,454
Total interest expense	394,309	341,813	303,282	279,751	273,626
Net interest income	849,183	846,041	855,656	839,703	806,823
Provision for credit losses	41,045	65,153	57,165	63,533	63,418
Net interest income after provision for
credit losses	808,138	780,888	798,491	776,170	743,405
Noninterest income
Service charges on deposits	120,772	133,590	135,521	131,445	122,763
Mortgage banking income	30,193	26,939	22,061	56,656	4,419
Investment banking and brokerage fees and commissions	68,883	64,733	59,834	63,624	76,598
Trust revenue	30,407	29,113	28,862	31,519	29,985
Insurance commissions	152,290	167,278	163,359	164,712	123,706
Other nondeposit fees and commissions	80,382	84,723	82,774	79,465	71,634
Securities gains (losses), net	7	52	6,590	2	(511)
Other noninterest income	33,687	41,751	33,828	35,353	46,893
Total noninterest income	516,621	548,179	532,829	562,776	475,487
Noninterest expense
Personnel expense	415,116	383,496	404,999	422,987	420,275
Occupancy and equipment expense	105,744	107,480	104,469	103,428	100,147
Foreclosed property expense	5,718	6,876	6,309	7,085	6,002
Amortization of intangibles	28,102	29,342	24,280	28,670	24,056
Merger-related and restructuring charges or credits	(2,557)	(1,864)	(3,059)	791	9,650
Other noninterest expense	178,583	185,509	173,410	177,278	174,247
Total noninterest expense	730,706	710,839	710,408	740,239	734,377
Income before income taxes	594,053	618,228	620,912	598,707	484,515
Provision for income taxes	198,669	201,344	208,027	198,601	156,015
Net income	$395,384	$416,884	$412,885	$400,106	$328,500

PER SHARE DATA
Basic earnings	$.72	$.76	$.75	$.72	$.60
Diluted earnings	.71	.75	.74	.72	.60

	For the Quarter Ended

	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities and other earning assets:
U.S. Government securities and other earning assets	3.73%	3.69%	3.75%	3.83%	3.91%
Mortgage-backed securities	4.66	4.66	4.42	4.19	4.91
State and municipal securities	6.71	6.52	6.45	6.58	6.46
Trading securities	2.43	1.33	3.94	1.89	1.45

Total securities and other earning assets	4.03	3.92	3.96	3.96	4.07
Loans:
Commercial loans and leases	6.00	5.69	5.40	5.22	5.31
Consumer loans	7.11	6.83	6.90	6.65	6.77
Mortgage loans	5.45	5.43	5.57	5.55	5.72

Total loans	6.25	6.00	5.90	5.72	5.84

Total earning assets	5.75	5.53	5.47	5.33	5.45

Interest expense:
Interest-bearing deposits:
Savings and interest checking	.31	.26	.22	.20	.21
Money rate savings	1.12	.94	.75	.64	.61
CDs and other time deposits	2.60	2.28	2.09	1.98	2.07
Total interest-bearing deposits	1.78	1.53	1.36	1.28	1.32
Fed funds purchased, repos and other borrowings	2.43	1.89	1.47	1.08	1.06
Long-term debt	3.92	3.63	3.54	3.36	3.38

Total interest-bearing liabilities	2.17	1.90	1.70	1.57	1.62

Net yield on earning assets	3.95%	3.97%	4.07%	4.02%	4.09%

NOTES:	(1)	Fully taxable equivalent yields. Excludes nonrecurring items, where applicable. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$19,562,488	$18,838,196	$18,481,720	$17,477,628	$17,584,687
Securities held to maturity	--	125	125	125	125
Trading securities	478,661	334,256	445,571	388,998	364,481
Total securities	20,041,149	19,172,577	18,927,416	17,866,751	17,949,293
Commercial loans and leases	34,984,863	34,320,967	33,857,536	33,397,400	31,743,612
Direct retail loans	14,158,990	13,932,879	13,607,244	13,314,629	12,447,494
Sales finance loans	6,274,100	6,362,990	6,215,235	6,288,337	6,190,940
Revolving credit loans	1,236,692	1,276,876	1,221,404	1,204,479	1,167,467
Mortgage loans	12,733,287	12,268,889	11,891,511	12,831,806	12,821,573
Total loans and leases	69,387,932	68,162,601	66,792,930	67,036,651	64,371,086
Allowance for loan and lease losses	801,573	804,932	816,588	816,330	790,271
Other earning assets	566,506	1,243,512	542,511	490,738	510,292
Total earning assets	90,424,985	88,718,180	86,333,813	85,745,148	82,607,385
Total assets	102,015,086	100,508,641	97,880,397	97,348,285	94,281,503
Noninterest-bearing deposits	12,646,753	12,246,248	12,217,201	12,017,270	11,500,136
Savings and interest checking	4,481,740	4,490,214	4,344,138	4,506,042	4,379,735
Money rate savings	23,580,611	23,427,797	22,806,829	22,428,015	20,569,144
CDs and other time deposits	26,127,235	27,535,078	26,385,428	27,711,563	27,675,877
Total deposits	66,836,339	67,699,337	65,753,596	66,662,890	64,124,892
Fed funds purchased, repos and other borrowings	9,152,099	6,687,872	6,464,704	6,232,126	5,748,572
Long-term debt	11,126,988	11,419,624	11,145,504	10,524,646	10,625,382
Total interest-bearing liabilities	74,468,673	73,560,585	71,146,603	71,402,392	68,998,710
Total shareholders' equity	10,825,284	10,874,474	10,794,881	10,524,713	10,426,828
Goodwill	4,163,108	4,124,241	4,096,066	4,076,888	3,837,956
Core deposit and other intangibles	507,692	513,539	526,106	586,199	552,527
Total intangibles	4,670,800	4,637,780	4,622,172	4,663,087	4,390,483
Mortgage servicing rights	$390,340	$340,740	$340,535	$371,118	$256,341

Average balances
Securities, at amortized cost	$19,607,324	$18,880,095	$18,416,752	$18,378,505	$17,188,281
Commercial loans and leases	34,564,993	34,091,833	33,529,888	33,085,067	31,460,865
Direct retail loans	14,054,806	13,758,376	13,456,234	13,094,968	12,269,198
Sales finance loans	6,267,566	6,244,775	6,252,329	6,252,607	6,165,341
Revolving credit loans	1,252,297	1,239,100	1,210,728	1,184,780	1,168,516
Mortgage loans	12,438,476	12,110,729	12,429,128	13,246,064	12,156,224
Total loans and leases	68,578,138	67,444,813	66,878,307	66,863,486	63,220,144
Allowance for loan and lease losses	808,470	817,720	821,050	818,852	786,556
Other earning assets	620,364	660,714	569,256	554,295	697,659
Total earning assets	88,805,826	86,985,622	85,864,315	85,796,286	81,106,084
Total assets	100,478,992	98,541,446	97,129,491	97,286,405	92,112,359
Noninterest-bearing deposits	12,238,571	12,436,447	11,876,112	11,663,685	10,744,997
Savings and interest checking	4,809,025	4,767,397	4,813,519	5,034,541	4,575,373
Money rate savings	23,193,960	22,943,275	22,636,090	21,801,020	20,230,460
CDs and other time deposits	27,079,998	26,306,639	25,920,707	27,497,580	25,993,720
Total deposits	67,321,554	66,453,758	65,246,428	65,996,826	61,544,550
Fed funds purchased, repos and other borrowings	7,085,742	6,053,669	7,029,258	6,682,835	6,597,199
Long-term debt	11,390,424	11,489,627	10,759,965	10,668,414	10,621,546
Total interest-bearing liabilities	73,559,149	71,560,607	71,159,539	71,684,390	68,018,298
Total shareholders' equity	$10,904,662	$10,907,344	$10,648,868	$10,608,131	$10,218,527

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$6,767,299	$6,687,082	$6,579,667	$6,459,729	$6,218,081
Total	10,576,922	10,571,126	9,884,833	8,497,373	8,270,138
Risk-weighted assets	73,987,016	72,675,079	70,657,372	70,349,535	67,264,355
Average quarterly tangible assets	96,134,396	94,162,547	92,913,439	92,923,669	87,835,595
Risk-based capital ratios:
Tier 1	9.1%	9.2%	9.3%	9.2%	9.2%
Total	14.3	14.5	14.0	12.1	12.3
Leverage capital ratio	7.0	7.1	7.1	7.0	7.1
Equity as a percentage of total assets	10.6	10.8	11.0	10.8	11.1
Book value per share	$19.73	$19.76	$19.54	$18.95	$19.03
Tangible book value per share (2)	11.22	11.33	11.17	10.56	11.01

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income.
	(1)	Current quarter risk-based capital information is preliminary.
	(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$828,301	$825,665	$825,242	$799,650	$793,398
Allowance for acquired (sold) loans, net	--	1,795	(170)	19,284	--
Provision for credit losses	41,045	65,153	57,165	63,533	63,418
Charge-offs
Commercial loans and leases	(12,892)	(30,668)	(23,858)	(23,740)	(22,176)
Direct retail loans	(11,484)	(13,149)	(12,170)	(11,538)	(11,295)
Sales finance loans	(21,689)	(23,479)	(22,225)	(21,664)	(22,518)
Revolving credit loans	(12,693)	(13,149)	(12,383)	(12,531)	(14,286)
Mortgage loans	(1,476)	(1,352)	(1,207)	(1,916)	(1,375)

Total charge-offs	(60,234)	(81,797)	(71,843)	(71,389)	(71,650)

Recoveries
Commercial loans and leases	4,043	7,788	6,210	4,216	6,057
Direct retail loans	2,399	2,566	2,090	2,675	2,489
Sales finance loans	4,275	4,559	4,317	4,165	3,511
Revolving credit loans	2,540	2,489	2,555	2,557	2,178
Mortgage loans	95	83	99	551	249

Total recoveries	13,352	17,485	15,271	14,164	14,484

Net charge-offs	(46,882)	(64,312)	(56,572)	(57,225)	(57,166)

Ending balance	$822,464	$828,301	$825,665	$825,242	$799,650

Allowance For Credit Losses
Allowance for loan and lease losses	$801,573	$804,932	$816,588	$816,330	$790,271
Reserve for unfunded lending commitments	20,891	23,369	9,077	8,912	9,379

Total	$822,464	$828,301	$825,665	$825,242	$799,650

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$127,220	$143,420	$173,303	$199,718	$218,111
Direct retail loans	47,194	46,187	48,792	50,968	52,426
Sales finance loans	17,306	14,670	15,484	13,152	12,062
Revolving credit loans	266	349	374	369	367
Mortgage loans	62,476	64,010	62,871	61,132	62,756

Total nonaccrual loans and leases	254,462	268,636	300,824	325,339	345,722

Foreclosed real estate	60,147	69,324	67,329	68,035	74,832
Other foreclosed property	18,199	19,579	20,821	18,995	21,247
Restructured loans	537	555	563	566	573

Nonperforming assets	$333,345	$358,094	$389,537	$412,935	$442,374

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$15,036	$9,986	$11,463	$11,180	$18,885
Direct retail loans	13,857	19,917	22,382	21,015	20,359
Sales finance loans	18,864	21,205	20,766	20,732	26,091
Revolving credit loans	4,067	4,837	4,797	4,116	4,644
Mortgage loans	31,432	44,225	40,397	38,698	33,917

Total loans 90 days or more past due
and still accruing	83,256	100,170	99,805	95,741	103,896

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.12%	.15%	.15%	.14%	.16%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.37%	.39%	.45%	.49%	.54%
Nonperforming assets as a percentage of:
Total assets	.33	.36	.40	.42	.47
Loans and leases plus
foreclosed property	.48	.52	.58	.62	.69
Net charge-offs as a percentage of
average loans and leases	.28	.38	.34	.34	.36
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.17	.27	.19	.24	.25
Allowance for loan and lease losses as
a percentage of loans and leases	1.16	1.18	1.22	1.22	1.23
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.17	1.19	1.23	1.23	1.25
Ratio of allowance for loan and lease losses to:
Net charge-offs	4.22	x	3.15	x	3.63	x	3.55	x	3.44	x
Nonaccrual and restructured loans and leases	3.14	2.99	2.71	2.50	2.28

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

	Percentage Increase (Decrease)

	QTD		Annualized Link QTD
	1Q05 vs. 1Q04		1Q05 vs. 4Q04

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (1)
Average Balances
Commercial loans and leases	6.8%		5.6%
Direct retail loans	10.5		7.3
Sales finance loans	1.6		1.1
Revolving credit loans	7.1		4.3
Mortgage loans (2)	7.2		11.0
Total loans and leases (2)	7.1		6.5
Noninterest-bearing deposits	11.9		(6.5)
Interest-bearing transaction accounts	4.8		9.4
CDs and other time deposits	0.1		11.9
Other deposits	9.5		1.5
Total deposits	5.2%		5.3%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (1)
Net interest income - taxable equivalent	2.1%		0.9
Noninterest income
Service charges on deposits	(2.7)		(38.9)
Mortgage banking income	NM		49.0
Investment banking and brokerage fees and commissions	(10.4)		(7.8)
Trust revenue	(0.6)		18.0
Insurance commissions	0.1		(45.2)
Other nondeposit fees and commissions	11.1		(21.3)
Securities gains (losses), net	NM		NM
Other income	(29.0)		(78.6)
Total noninterest income	1.7		(30.1)
Noninterest expense
Personnel expense	(7.6)		25.8
Occupancy and equipment expense	(0.3)		(8.0)
Other noninterest expense	(2.8)		(19.4)
Total noninterest expense	(5.3	) %	6.8%

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2005 and 2004.
	(2)	Excludes the average impact of $1.0 billion in mortgage loans securitized in the third quarter of 2004.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (3):
Ending balance	$432,618	$434,053	$440,327	$441,506	$419,937
Less: valuation allowance	(56,484)	(107,636)	(112,944)	(85,085)	(178,424)
Net balance	376,134	326,417	327,383	356,421	241,513

Mortgage Servicing Rights Valuation Allowance:
Beginning balance	$107,636	$112,944	$85,085	$178,424	$143,727
Provisions for impairment	--	--	40,185	--	43,590
Recaptures	(51,079)	(404)	--	(91,867)	--
Other-than-temporary impairment	(73)	(4,904)	(12,326)	(1,472)	(8,893)
Ending balance	56,484	107,636	112,944	85,085	178,424

Residential Mortgage Loan Originations	$2,260,384	$2,370,483	$2,125,721	$3,165,695	$2,299,118

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$25,575,478	$25,569,089	$25,707,237	$24,662,645	$24,034,974
Bank owned loans serviced	12,733,287	12,268,889	11,891,511	12,831,806	12,821,573
Total servicing portfolio	38,308,765	37,837,978	37,598,748	37,494,451	36,856,547
Weighted Average Coupon Rate	5.84%	5.86%	5.84%	5.85%	5.94%
Weighted Average Servicing Fee	.347	.347	.346	.350	.349

	For the Quarter Ended

(Dollars in thousands, except per share data)	3/31/05	12/31/04	9/30/04	6/30/04	3/31/04

RECONCILIATION TABLE
Net income	$395,384	$416,884	$412,885	$400,106	$328,500
Merger-related items, net of tax	(1,627)	(1,076)	(1,965)	351	6,144
Operating earnings	393,757	415,808	410,920	400,457	334,644
Amortization of intangibles, net of tax	17,705	18,557	15,358	18,135	15,215
Amortization of mark-to-market adjustments, net of tax	4,367	3,877	3,877	3,874	5,106
Cash basis operating earnings	415,829	438,242	430,155	422,466	354,965

Return on average assets	1.60%	1.68%	1.69%	1.65%	1.43%
Effect of merger-related items, net of tax	(.01)	--	(.01)	.01	.03
Operating return on average assets	1.59	1.68	1.68	1.66	1.46
Effect of amortization of intangibles, net of tax (2)	.15	.16	.15	.16	.14
Effect of amortization of mark-to-market adjustments,
net of tax	.02	.02	.02	.01	.02
Cash basis operating return on average
tangible assets	1.76	1.86	1.85	1.83	1.62

Return on average equity	14.70%	15.21%	15.42%	15.17%	12.93%
Effect of merger-related items, net of tax	(.06)	(.04)	(.07)	.01	.24
Operating return on average equity	14.64	15.17	15.35	15.18	13.17
Effect of amortization of intangibles, net of tax (2)	12.07	12.36	12.89	12.97	10.42
Effect of amortization of mark-to-market adjustments,
net of tax	.29	.24	.26	.26	.34
Cash basis operating return on average
tangible equity	27.00	27.77	28.50	28.41	23.93

Efficiency ratio (taxable equivalent) (1)	52.7%	49.9%	50.0%	52.6%	55.7%
Effect of merger-related items	.2	.2	.3	--	(.7)
Operating efficiency ratio (1)	52.9	50.1	50.3	52.6	55.0
Effect of amortization of intangibles	(2.0)	(2.1)	(1.8)	(2.0)	(1.9)
Effect of amortization of mark-to-market adjustments	(.3)	(.2)	(.2)	(.3)	(.3)
Cash basis operating efficiency ratio (1)	50.6	47.8	48.3	50.3	52.8

Basic earnings per share	$.72	$.76	$.75	$.72	$.60
Effect of merger-related items, net of tax	--	(.01)	(.01)	--	.01
Operating basic earnings per share	.72	.75	.74	.72	.61

Diluted earnings per share	$.71	$.75	$.74	$.72	$.60
Effect of merger-related items, net of tax	--	--	--	--	.01
Operating diluted earnings per share	.71	.75	.74	.72	.61
Effect of amortization of intangibles, net of tax	.03	.03	.02	.03	.02
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.01	.01	.01	.01
Cash basis operating diluted earnings per share	.75	.79	.77	.76	.64

NOTES:		Applicable ratios are annualized.
	(1)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items and nonrecurring charges, where applicable.
	(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
	(3)	Balances exclude commercial mortgage servicing rights totaling $14.2 million, $14.3 million, $13.2 million, $14.7 million and $14.8 million, as of March 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004 and March 31, 2004, respectively.